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                       [RJ STEICHEN & CO. LETTERHEAD]



July 16, 1999





Dear

Please accept my invitation to attend an informal presentation hosted by Mr. John (Hap) Fauth, regarding JJF Acquisition, Inc.'s Proxy Statement and Offer to Purchase TSI Incorporated. The agenda includes introductions of the JJF director nominees and an opportunity for questions and comments.

     DATES:         MONDAY, JULY 19TH or TUESDAY, JULY 20TH

     TIME:          4:30 PM TO 7:00 PM

     PLACE:         JJF/Churchill Industries Corporate Offices
                    333 South Seventh Street
                    Suite 3100 Metropolitan Centre
                    Downtown Minneapolis

     AGENDA:        Reception/Introductions/Discussion.....4:30 PM to 7:00 PM
                    Presentation/Questions/Comments........5:30 PM to 6:00 PM

     QUESTIONS:     Mike Wang..................................(612) 341-6276

   WE WILL PRESENT A SUMMARY OF THE EVENTS MOTIVATING US TO FILE THE PROXY STATEMENT AND TENDER OFFER AND DISCUSS OUR SINGLE MOST IMPORTANT GOAL - ENHANCING SHAREHOLDER VALUE.

Please join us at your convenience anytime Monday or Tuesday evening. We will answer each and every shareholder question.

If I can be of any assistance, please do not hesitate to call me at
(612) 341-6210.

Sincerely,


Timothy F. Floeder
Managing Director